SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                March 8, 2007
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                    BION ENVIRONMENTAL TECHNOLOGIES, INC.
             ----------------------------------------------------
             Exact name of Registrant as Specified in its Charter


         Colorado                000-19333                84-1176672
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         641 Lexington Avenue, 17th Floor, New York, NY 10022
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (212) 758-6622
             --------------------------------------------------
             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





ITEM 4.02 (a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     On March 8, 2007, Bion Environmental Technologies, Inc. (the "Company"), after review and discussion by its Board of Directors and its President and Principal Financial and Accounting Officer, concluded that the previously issued interim financial statements for the three and six months ended December 31, 2006 included in the Company's Registration Statement on Form 10-SB, as amended, and Report on Form 10-QSB for the period ended December 31, 2006 should not be relied upon. In particular the Company has determined that it had incorrectly reported certain one-time non-cash expenses totaling $731,386, net, related to the Company's July 1, 2006 change in accounting principle as a result of the adoption of SFAS 123(R). Accordingly, the Company's December 31, 2006 interim financial statements will be restated and are expected to result in an increase in net loss and net loss per common share (basic and diluted) for the six months ended December 31, 2006 to ($1,799,944) and ($0.20), respectively. Net loss and net loss per share (basic and diluted) for the three months ended December 31, 2006, income from continuing operations, total assets and shareholders' equity are not expected to change as a result of the restatement.


       The Company anticipates that on or before March 12, 2007 it will file an amendment to its Report on Form 10-QSB for the quarter ended December 31, 2006 that will contain restated financial statements. Thereafter, a further amendment to its Form 10-SB will be prepared and filed.

     The Company does not have an audit committee. The Company has discussed the matters set forth herein with the Company's independent registered public accounting firm, GHP Horwath, P.C.

       The Company is engaged in an on-going comment and response process with the SEC related to its Registration Statement on Form 10-SB. The changes set forth in the Form 10-QSB/A for the period ended December 31, 2006 will also be reflected in Amendment #3 to the Company's Form 10-SB when it is filed with the SEC. It is possible that the Company will receive additional accounting comments from the SEC related to its Form 10-SB, as amended.




                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bion Environmental Technologies, Inc.


Date:  March 8, 2007                   By: /s/ Mark A. Smith
                                           Mark A. Smith, President